NETGEAR, INC.
SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
This second amendment (the “Amendment”) is made by and between Michael Werdann (the “Executive”) and NETGEAR, Inc. (the “Company” and together with the Executive hereinafter collectively referred to as the “Parties”) effective as of October 1, 2015.
WHEREAS, the Parties previously entered into an employment agreement, dated November 3, 2003, and an amendment to such agreement dated December 30, 2008 (as amended, the “Agreement”); and
WHEREAS, in connection with Executive’s promotion to Senior Vice President of Worldwide Sales, the Parties wish to amend the Agreement to update certain equity award terminology referenced therein and to make the Agreement’s change of control terms more consistent with other executive officers of the Company.
NOW, THEREFORE, for good and valuable consideration, Executive and the Company agree that the Agreement is hereby amended as follows:
1.Severance. The last sentence of Section 6(a) of the Agreement shall be deleted and replaced in its entirety by the following:
“In addition, if Executive’s employment terminates other than voluntarily or for “Cause” (as defined herein), Executive will be entitled to continue to have all stock options, restricted stock awards and all other equity awards vest during the twelve month period immediately following the date of such termination.”
2.Change of Control/Good Reason. Section 8(a) of the Agreement shall be deleted and replaced in its entirety by the following:
“(a)    If within one year following any Change of Control (as defined below) Executive’s employment is terminated without Cause or voluntarily by Executive for Good Reason, Executive will receive two years acceleration of any unvested portion of all stock options, restricted stock awards and all other equity awards.”
3.Full Force and Effect. To the extent not expressly amended hereby, the Agreement shall remain in full force and effect.
4.Entire Agreement. This Amendment and the Agreement constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof.
5.Successors and Assigns. This Amendment and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns, and legal representatives.
6.Governing Law. This Amendment will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).
IN WITNESS WHEREOF, each of the Parties has executed this Amendment, in the case of the Company by its duly authorized officer, as of the day and year set forth above.

COMPANY    NETGEAR, INC.
By:    /s/ Andrew Kim
Name:    Andrew Kim
Title:    SVP, Corp. Dev. & General Counsel
Date:    October 20, 2015

EXECUTIVE    /s/ Michael Werdann
Michael Werdann

Date:    October 20, 2015